UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

SANDISK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

SanDisk Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders on June 18, 2015 (the “Annual Meeting”). The final results for each of the matters submitted to the Company’s stockholders at the Annual Meeting are set forth below:

Proposal 1. Election of Directors. The Company’s stockholders elected the following eight directors to serve on the Company’s Board of Directors for the ensuing year and until their respective successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Michael E. Marks	158,413,865	6,535,777	344,828	20,237,908
Irwin Federman	143,190,418	21,761,281	342,771	20,237,908
Steven J. Gomo	160,797,829	4,153,483	343,158	20,237,908
Eddy W. Hartenstein	160,689,868	4,264,117	340,485	20,237,908
Dr. Chenming Hu	137,262,169	27,690,152	342,149	20,237,908
Catherine P. Lego	158,345,023	6,609,827	339,620	20,237,908
Sanjay Mehrotra	158,381,123	6,573,683	339,664	20,237,908
D. Scott Mercer	160,813,607	4,139,712	341,151	20,237,908

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 3, 2016. The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2016.

For	Against	Abstain
182,408,215	2,774,373	349,790

Proposal 3. Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers. The Company’s stockholders passed the advisory resolution to approve the compensation of the Company’s named executive officers, as described in the definitive proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
134,020,463	30,561,588	712,419	20,237,908

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDISK CORPORATION

Dated:	June 18, 2015	By:	/s/ Judy Bruner
Judy Bruner
Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)